Exhibit 99.1

FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT: Robin N. Lowe Chief Financial Officer T: 345-815-9919 E: Robin.Lowe@AltisourceAMC.com

Altisource Asset Management Corporation Reports First Quarter 2015 Results

CHRISTIANSTED, U.S. Virgin Islands, May 7, 2015 (GLOBE NEWSWIRE) - Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE MKT: AAMC) today announced financial and operating results for the first quarter of 2015. Net income attributable to stockholders for the first quarter of 2015 totaled $6.9 million, or $2.50 per diluted share, compared to net income attributable to stockholders of $6.8 million, or $2.39 per diluted share, for the first quarter of 2014.

2015 highlights to date:

•
Executed a new asset management agreement with Altisource Residential Corporation (“Residential”) that positions AAMC for sustainable growth. The total payment to AAMC for the first quarter 2015 under the new agreement is $15.7 million.

•	Negotiated Residential's establishment of a new $100.0 million facility to finance REO assets.

•	Negotiated Residential's renewal of its repurchase facility with Credit Suisse to increase its funding capacity from $225 million to $275 million with increased REO sublimits.

•	Facilitated Residential’s appointment of two new mortgage servicers and arranged for the transfer of approximately $1 billion of servicing to the new servicers.

•	Managed Residential's resolution of an aggregate of 1,069 mortgage loans.

•	Managed the growth of Residential’s rental portfolio to 785 properties as of April 30, 2015, including 655 rented properties.

“During the quarter, we executed a new asset management with Residential that we believe benefits both AAMC and Residential. We believe the new agreement and the other actions that we have taken with respect to financing and servicing transfers put Residential on a strong foundation to return to growth going forward.” said Chief Executive Officer George Ellison.

About AAMC

AAMC is an asset management company that provides portfolio management and corporate governance services to investment vehicles. Additional information is available at www.altisourceamc.com.

Forward-looking statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. AAMC undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: AAMC’s ability to implement its business plan; AAMC’s ability to leverage strategic relationships on an efficient and cost-effective basis; its ability to compete; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity and financing; and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of AAMC’s Annual Report on Form 10-K, its quarterly reports on Form 10-Q and its other filings with the Securities and Exchange Commission.

Altisource Asset Management Corporation
Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended March 31, 2015	Three months ended March 31, 2014

Revenues:
Rental revenues	$1,400	$69
Net unrealized gain on mortgage loans	61,134	65,130
Net realized gain on mortgage loans	15,382	9,321
Net realized gain on re-performing mortgage loans	151	—
Net realized gain on real estate	10,608	—
Interest income	240	108
Total revenues	88,915	74,628
Expenses:
Residential property operating expenses	12,459	1,050
Real estate depreciation and amortization	998	48
Real estate selling costs and impairment	14,691	354
Mortgage loan servicing costs	18,266	11,437
Interest expense	11,483	5,708
General and administrative	10,790	5,601
Related party general and administrative	773	923
Total expenses	69,460	25,121
Other income	—	—
Income before income taxes	19,455	49,507
Income tax expense	143	766
Net income	19,312	48,741
Net income attributable to noncontrolling interest in consolidated affiliate	(12,424)	(41,913)
Net income attributable to common stockholders	$6,888	$6,828

Earnings per share of common stock – basic:
Earnings per basic share	$3.10	$2.88
Weighted average common stock outstanding – basic	2,203,699	2,367,202
Earnings per share of common stock – diluted:
Earnings per diluted share	$2.50	$2.39
Weighted average common stock outstanding – diluted	2,757,206	2,856,079

Altisource Asset Management Corporation
Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	March 31, 2015	December 31, 2014
Assets:
Real estate held for use:
Land (from consolidated VIE)	$21,267	$14,424
Rental residential properties (net of accumulated depreciation of $2,046 and $1,062, respectively - from consolidated VIE)	86,206	60,908
Real estate owned (from consolidated VIE)	456,479	457,045
Total real estate held for use, net	563,952	532,377
Real estate assets held for sale (from consolidated VIE)	150,807	92,230
Mortgage loans at fair value (from consolidated VIE)	1,853,495	1,959,044
Mortgage loans held for sale (from consolidated VIE)	12,485	12,535
Cash and cash equivalents (including from consolidated VIE $53,246 and $66,166, respectively)	98,386	116,782
Restricted cash (from consolidated VIE)	14,766	13,282
Accounts receivable (including from consolidated VIE $10,398 and $10,313, respectively)	10,399	11,068
Related party receivables (from consolidated VIE)	22,530	17,491
Deferred leasing and financing costs, net (from consolidated VIE)	5,384	4,251
Prepaid expenses and other assets (including from consolidated VIE $672 and $373, respectively)	2,261	1,638
Total assets	$2,734,465	$2,760,698
Liabilities:
Repurchase agreements (from consolidated VIE)	$929,287	$1,015,000
Other secured borrowings (from consolidated VIE)	364,849	324,082
Accounts payable and accrued liabilities (including from consolidated VIE $42,686 and $11,678, respectively)	48,314	16,726
Related party payables (including from consolidated VIE $5,782 and $4,879, respectively)	9,092	6,169
Total liabilities	1,351,542	1,361,977
Commitments and contingencies
Redeemable preferred stock:
Preferred stock, $0.01 par value, 250,000 shares issued and outstanding as of March 31, 2015 and December 31, 2014; redemption value $250,000	248,979	248,927
Equity:
Common stock, $.01 par value, 5,000,000 authorized shares; 2,470,783 and 2,206,652 shares issued and outstanding, respectively as of March 31, 2015 and 2,452,101 and 2,188,136 shares issued and outstanding, respectively, as of December 31, 2014	25	25
Additional paid-in capital	15,048	14,152
Retained earnings	61,009	54,174
Treasury stock, at cost, 264,131 shares as of March 31, 2015 and 263,965 shares as of December 31, 2014	(245,519)	(245,468)
Total stockholders' equity	(169,437)	(177,117)
Noncontrolling interest in consolidated affiliate	1,303,381	1,326,911
Total equity	1,133,944	1,149,794
Total liabilities and equity	$2,734,465	$2,760,698

The following tables set forth consolidating financial information which should be considered in addition to, and not as a substitute for, our consolidated financial statements presented in accordance with U.S. GAAP:

Altisource Asset Management Corporation
Consolidating Statement of Operations
Three months ended March 31, 2015
(In thousands, unaudited)

	Residential (GAAP)	NewSource Stand-alone (Non-GAAP)	AAMC Stand-alone (Non-GAAP)	Consolidating Entries	AAMC Consolidated (GAAP)
Revenues:
Rental revenues	$1,400	$—	$—	$—	$1,400
Net unrealized gain on mortgage loans	61,134	—	—	—	61,134
Net realized gain on mortgage loans	15,382	—	—	—	15,382
Net realized gain on re-performing mortgage loans	151	—	—	—	151
Net realized gain on real estate	10,608	—	—	—	10,608
Interest income	240	160	—	(160)	240
Incentive management fee	—	—	14,900	(14,900)	—
Expense reimbursements	—	—	960	(960)	—
Total revenues	88,915	160	15,860	(16,020)	88,915
Expenses:
Residential property operating expenses	12,459	—	—	—	12,459
Real estate depreciation and amortization	998	—	—	—	998
Real estate selling costs and impairment	14,691	—	—	—	14,691
Mortgage loan servicing costs	18,266	—	—	—	18,266
Interest expense	11,643	—	—	(160)	11,483
General and administrative	4,379	75	6,336	—	10,790
Related party general and administrative	16,052	210	2,371	(17,860)	773
Total expenses	78,488	285	8,707	(18,020)	69,460
Other income	2,000	—	—	(2,000)	—
Income before income taxes	12,427	(125)	7,153	—	19,455
Income tax expense	3	—	140	—	143
Net income	12,424	(125)	7,013	—	19,312
Net income attributable to noncontrolling interest in consolidated affiliate	—	—	—	(12,424)	(12,424)
Net income attributable to common stockholders	$12,424	$(125)	$7,013	$(12,424)	$6,888

Altisource Asset Management Corporation
Consolidating Statement of Operations
Three months ended March 31, 2014
(In thousands, unaudited)

	Residential (GAAP)	NewSource Stand-alone (Non-GAAP)	AAMC Stand-alone (Non-GAAP)	Consolidating Entries	AAMC Consolidated (GAAP)
Revenues:
Rental revenues	$69	$—	$—	$—	$69
Net unrealized gain on mortgage loans	65,130	—	—	—	65,130
Net realized gain on mortgage loans	9,321	—	—	—	9,321
Interest income	108	—	—	—	108
Incentive management fee	—	—	10,911	(10,911)	—
Expense reimbursements	—	—	1,780	(1,780)	—
Total revenues	74,628	—	12,691	(12,691)	74,628
Expenses:
Residential property operating expenses	1,050	—	—	—	1,050
Real estate depreciation and amortization	48	—	—	—	48
Real estate selling costs and impairment	354	—	—	—	354
Mortgage loan servicing costs	11,437	—	—	—	11,437
Interest expense	5,708	—	—	—	5,708
General and administrative	1,038	30	4,533	—	5,601
Related party general and administrative	12,632	311	671	(12,691)	923
Total expenses	32,267	341	5,204	(12,691)	25,121
Income before income taxes	42,361	(341)	7,487	—	49,507
Income tax expense	448	—	318	—	766
Net income	41,913	(341)	7,169	—	48,741
Net income attributable to noncontrolling interest in consolidated affiliate	—	—	—	(41,913)	(41,913)
Net income attributable to common stockholders	$41,913	$(341)	$7,169	$(41,913)	$6,828

Altisource Asset Management Corporation
Consolidating Balance Sheet
March 31, 2015
(In thousands, unaudited)

	Residential (GAAP)	NewSource stand-alone (Non-GAAP)	AAMC Stand-alone (Non-GAAP)	Consolidating Entries	AAMC Consolidated (GAAP)

Assets:
Real estate held for use:
Land	$21,267	$—	$—	$—	$21,267
Rental residential properties, net	86,206	—	—	—	86,206
Real estate owned	456,479	—	—	—	456,479
Total real estate held for use, net	563,952	—	—	—	563,952
Real estate assets held for sale	150,807	—	—	—	150,807
Mortgage loans at fair value	1,853,495	—	—	—	1,853,495
Mortgage loans held for sale	12,485	—	—	—	12,485
Cash and cash equivalents	53,246	5,103	40,037	—	98,386
Restricted cash	14,766	—	—	—	14,766
Accounts receivable	10,398	324	1	(324)	10,399
Related party receivables	24,530	14,991	44,759	(61,750)	22,530
Investment in affiliate	18,000	—	2,000	(20,000)	—
Deferred leasing and financing costs, net	5,384	—	—	—	5,384
Prepaid expenses and other assets	672	26	1,554	9	2,261
Total assets	$2,707,735	$20,444	$88,351	$(82,065)	$2,734,465
Liabilities:
Repurchase agreements	$929,287	$—	$—	$—	$929,287
Other secured borrowings	379,840	—	—	(14,991)	364,849
Accounts payable and accrued liabilities	42,686	1,594	4,358	(324)	48,314
Related party payables	52,541	1,151	2,159	(46,759)	9,092
Total liabilities	1,404,354	2,745	6,517	(62,074)	1,351,542
Commitments and contingencies	—	—	—	—	—
Redeemable preferred stock	—	—	248,979	—	248,979
Equity:
Common stock	572	—	25	(572)	25
Additional paid-in capital	1,227,175	20,000	15,048	(1,247,175)	15,048
Retained earnings (accumulated deficit)	75,634	(2,301)	63,301	(75,625)	61,009
Treasury stock	—	—	(245,519)	—	(245,519)
Total stockholders' equity	1,303,381	17,699	(167,145)	(1,323,372)	(169,437)
Noncontrolling interest in consolidated affiliate	—	—	—	1,303,381	1,303,381
Total equity	1,303,381	17,699	(167,145)	(19,991)	1,133,944
Total liabilities and equity	$2,707,735	$20,444	$88,351	$(82,065)	$2,734,465

Altisource Asset Management Corporation
Consolidating Balance Sheet
December 31, 2014
(In thousands, unaudited)

	Residential (GAAP)	NewSource stand-alone (Non-GAAP)	AAMC Stand-alone (Non-GAAP)	Consolidating Entries	AAMC Consolidated (GAAP)
Assets:
Real estate held for use:
Land	$14,424	$—	$—	$—	$14,424
Rental residential properties, net	60,908	—	—	—	60,908
Real estate owned	457,045	—	—	—	457,045
Total real estate held for use, net	532,377	—	—	—	532,377
Real estate assets held for sale	92,230	—	—	—	92,230
Mortgage loans at fair value	1,959,044	—	—	—	1,959,044
Mortgage loans held for sale	12,535				12,535
Cash and cash equivalents	66,166	6,026	44,590	—	116,782
Restricted cash	13,282	—	—	—	13,282
Accounts receivable	10,313	919	1	(165)	11,068
Related party receivables	17,491	14,991	28,512	(43,503)	17,491
Investment in affiliate	18,000	—	2,000	(20,000)	—
Deferred leasing and financing costs, net	4,251	—	—	—	4,251
Prepaid expenses and other assets	373	3	1,262	—	1,638
Total assets	$2,726,062	$21,939	$76,365	$(63,668)	$2,760,698
Liabilities:
Repurchase agreements	$1,015,000	$—	$—	$—	$1,015,000
Other secured borrowings	339,082	—	—	(15,000)	324,082
Accounts payable and accrued liabilities	11,678	3,173	2,040	(165)	16,726
Related party payables	33,391	941	349	(28,512)	6,169
Total liabilities	1,399,151	4,114	2,389	(43,677)	1,361,977
Commitments and contingencies	—	—	—	—	—
Redeemable preferred stock	—	—	248,927	—	248,927
Equity:
Common stock	572	—	25	(572)	25
Additional paid-in capital	1,227,091	20,000	14,152	(1,247,091)	14,152
Retained earnings (accumulated deficit)	99,248	(2,175)	56,340	(99,239)	54,174
Treasury stock	—	—	(245,468)	—	(245,468)
Total stockholders' equity	1,326,911	17,825	(174,951)	(1,346,902)	(177,117)
Noncontrolling interest in consolidated affiliate	—	—	—	1,326,911	1,326,911
Total equity	1,326,911	17,825	(174,951)	(19,991)	1,149,794
Total liabilities and equity	$2,726,062	$21,939	$76,365	$(63,668)	$2,760,698